Exhibit 99.1

FOR IMMEDIATE RELEASE

Molecular Insight Announces $45-Million Financing Commitment,

Chapter 11 Filing, Corporate Restructuring and Management Changes

Cambridge, MA, December 9, 2010 – Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI), a biopharmaceutical company discovering and developing targeted therapeutic and imaging radiopharmaceuticals for use in oncology, today announced that it has entered into a $45-million financing commitment from Savitr Capital LLC, to be effected through a corporate reorganization under a chapter 11 filing commenced today. MIPI has also made changes in its management to implement the restructuring.

The investment from Savitr Capital LLC (“Savitr”), a private investment company, would be in the form of common stock at $0.45 per share, representing 90% of MIPI’s common stock. The investment is conditioned upon the replacement of MIPI’s approximately $195,000,000 of existing bonds, including all accrued “pay in kind” (“PIK”) interest, by $90,000,000 principal amount of secured notes. The newly issued notes would mature in six years and bear interest at 6% per annum, payable in the form of PIK notes during the first 24 months; either PIK notes or cash, at the option of MIPI, during the next 24 months and cash for the last 24 months, with one-half of the outstanding principal to be repayable on the fifth anniversary and the balance on the sixth anniversary of the note issuance date. In addition to the notes, the holders of MIPI’s existing bonds would receive 10% of MIPI’s common stock.

The Savitr investment is subject to a number of conditions, including the emergence of MIPI from its corporate restructuring by March 31, 2011, adherence to a cash collateral budget, satisfactory resolution of various issues related to Onalta™, a drug candidate, as well as certain bankruptcy-related preconditions, including the entry of certain Final Orders by the Bankruptcy Court incorporating, among other items, a confirmation order related to MIPI’s chapter 11 plan, and the court’s approval of a breakup fee and expense reimbursement protections for the benefit of Savitr.

The Savitr investment also provides for a 30-day period during which the Company is permitted to solicit other inquiries, proposals and bids from third parties who desire to propose an alternative transaction to the one proposed by Savitr.

Joseph Limber, MIPI Chairman of the Board, stated: “We are very pleased with the Savitr investment commitment and feel that it would provide the Company with both the funds and the restructured balance sheet needed to continue our business. We are disappointed that the bondholders have not accepted the Savitr proposal and that, as a result, we are required to commence chapter 11 proceedings to protect our Company’s ongoing business. Nonetheless, we are hopeful that we will be able to reach a mutually acceptable restructuring agreement with all of our creditors.”

The Definitive Investment Agreement and certain other documents will be filed on Form 8k with the Securities and Exchange Commission (“SEC”) within the next four days.

In connection with the reorganization, Daniel L. Peters tendered his resignation as Chief Executive Officer, President and Director, and Charles H. Abdalian has tendered his resignation as Senior Vice President and Chief Financial Officer. Harry Stylli, Ph.D., a long-time member of the Company’s Board of Directors, was elected as Chief Restructuring Officer and President, and Mark A. Attarian, a partner of Tatum, an executive financial services firm, was elected as Interim Executive Vice President and Chief Financial Officer. In addition, John W. Babich, Ph.D.,

Molecular Insight Announces $45 Million Financing Commitment,

Chapter 11 Filing, Corporate Restructuring and Management Changes

was named principal executive officer and Mr. Attarian principal financial officer for SEC and other regulatory filing matters. In tendering his resignation, Mr. Peters stated: “I am pleased that I was able to aid the Company through its difficult restructuring process and, given that the Company is entering a new phase of its business, it is appropriate to hand the reins over to Harry Stylli. With his experience and expertise, I am confident that the Company is in capable hands.” Mr. Stylli stated: “The Board of Directors of Molecular appreciates Dan’s and Chuck’s service and contributions in guiding the Company through a challenging period. We thank them for their contributions to the Company and wish them great success in their future endeavors.”

CRT Investment Banking LLC, now known as M.M. Dillon & Co., acted as the Company’s sole financial advisor for these transactions.

About Molecular Insight Pharmaceuticals, Inc.

Molecular Insight Pharmaceuticals is a clinical-stage biopharmaceutical company and pioneer in molecular medicine. The Company is focused on the discovery and development of targeted therapeutic and imaging radiopharmaceuticals for use in oncology. Molecular Insight has five clinical-stage candidates in development. For further information on Molecular Insight Pharmaceuticals, please visit www.molecularinsight.com.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our continued negotiations with our bondholders; the consequences of the failure to reach agreement with the bondholders on acceptable terms; our inability to meet our obligations under the transaction documents related to our corporate restructuring; and our chapter 11 filing for bankruptcy. Such forward-looking statements also include, but are not limited to, the potential adverse impact of the chapter 11 proceedings on our business, financial condition or results of operations, including our ability to maintain contracts and other relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our chapter 11 proceedings; our ability to maintain adequate liquidity to fund our operations during the chapter 11 proceedings and to fund a plan of reorganization and thereafter, including obtaining sufficient debtor-in-possession and “exit” financing; maintaining normal terms with our vendors and service providers during the chapter 11 proceedings and complying with the terms of our financing agreements; our ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted from time to time and to develop, prosecute, confirm and consummate our plan of reorganization and the transactions contemplated by such plan; general economic conditions, including changes in interest rates; the timing and expenses related to internal restructurings, and restructuring of terms of existing bonds; and those factors identified in our filings with the SEC. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about our court filings and claims information on www.omnimgt.com/molecular. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The Company’s SEC filings are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov. Press releases for Molecular Insight Pharmaceuticals, Inc. are available on our website: http://www.molecularinsight.com. If you would like to receive press releases via e-mail, please contact: investor@molecularinsight.com. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

Molecular Insight Announces $45 Million Financing Commitment,

Chapter 11 Filing, Corporate Restructuring and Management Changes

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Contact:

Mark A. Attarian

Interim Executive Vice President and Chief Financial Officer

617.492.5554.

mattarian@molecularinsight.com